Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Expected Milestones	Target Patient Populations
Mavorixafor	**WHIM** (Warts, Hypogammaglobulinemia, Infections and Myelokathexis) syndrome[1]	Phase 3				Top-line data **4Q 2022** **2H 2023 NDA**	1,000-3,700 U.S.[2]
	Chronic Neutropenia (CN)	Phase 1b				Add'l data / clinical update in **2Q/3Q 2022**	5,000-10,000 U.S.[3]
	Waldenström's Macroglobulinemia (WM)	Phase 1b				Add'l data / clinical update in **2H 2022**	2,000-3,000 U.S.[4]
X4P-002	Oncology indications	IND-enabling				IND in **2H 2022**	Other leukemias and lymphomas >25,000 U.S.[3]
X4P-003	Primary immuno-deficiencies (PIDs)						Undisclosed

1. Phase 2 open label extension (OLE) trial for WHIM ongoing 2. Company market research. Qessential market research, 2019 and IPM.ai artificial intelligence study, 2020. 3. Estimate using Andersen et al. *J Intern Med.* 2016 Jun;279(6):566-75. 4. *WM Epidemiology Analysis Nemetz Group.* Data on file.